SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                               September 27, 1995


                               COMSAT Corporation
               (Exact name of Registrant as specified in Charter)


  District of Columbia              1-4929                  52-0781863
(State or other juris-           (Commission               (IRS Employer
diction of incorporation)        File Number)             Identification
                                                              Number)


                   6560 Rock Spring Drive, Bethesda, MD 20817
               (Address of principal executive offices) Zip Code


    Registrant's telephone number, including area code: (301) 214-3000


                                Not applicable.
         (Former name or former address, if changed since last report).

Item 5.  Other Events

     Attached to this report as Exhibit 20.1, and incorporated by reference in this item, is a Press Release of the Corporation, distributed on September 27, 1995, announcing that the Corporation expects operating results in the third quarter to decline from the second quarter. The Press Release also announces that the Corporation is restructuring elements of all of its business units to lower costs and improve competitiveness for the long term and will take pre-tax charges against earnings in the third quarter. The statements concerning future anticipated results set forth in
Exhibit 20.1 are based on preliminary information, internal estimates and management assumptions. The statements do not represent actual results and are subject to change. The Corporation expects to announce its actual results for the third quarter on October 20, 1995.

     Attached to this report as Exhibit 20.2, and incorporated by reference in this item, is a press release of COMSAT Entertainment Group ("CEG"), a wholly-owned subsidiary of the Corporation, distributed on September 27, 1995, announcing that The Anschutz Corporation has given notice of its decision to terminate its relationship to the Pepsi Center and that CEG intends to continue its efforts to build a new arena in downtown Denver.

Item 7.  Financial Statements and Exhibits

         (c) Exhibits (listed according to the number assigned in Item 601 of Regulation S-K).

Exhibit No.                  Description

   20.1            Press Release of COMSAT Corporation
                   dated September 27, 1995.

   20.2            Press Release of COMSAT Entertainment
                   Group dated September 27, 1995.

                                SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       COMSAT Corporation




                                By: /s/ Allen E. Flower
                                    ---------------------------------------
                                        Allen E. Flower
                                        Controller and
                                             Acting Chief Financial Officer


Date:  September 28, 1995

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                               EXHIBIT INDEX



Exhibit No.                  Description

    20.1           Press Release of COMSAT Corporation
                   dated September 27, 1995.

    20.2           Press Release of COMSAT Entertainment
                   Group dated September 27, 1995.

EXHIBIT 20.1
                                          Sept. 27, 1995


For Immediate Release


                COMSAT EXPECTS LOWER OPERATING RESULTS
                          IN THIRD QUARTER

Restructures Businesses to Improve Long-Term Competitiveness

    BETHESDA, Md. -- COMSAT Corporation (NYSE: CQ) announced today that it expects operating results in the third quarter to decline from the second quarter. The projected decline primarily reflects operating losses in COMSAT Entertainment Group (CEG), lower profit margins in COMSAT RSI (CRSI), higher borrowing costs and increased tax accruals. The company also said it is strategically restructuring elements of all its business units to lower costs and improve competitiveness for the long term and will take pre-tax charges against earnings in the third quarter of about $32 million or 46 cents per share. After taking these charges, COMSAT expects to have a net loss for the quarter of $16 million or 33 cents per share. Final results will be announced on October 20, 1995.

    Excluding the third quarter restructuring and one-time positive effects of about $15 million in the second quarter from NBA expansion fees in CEG, a benefit plan accrual adjustment in CRSI and a credit for over-accrual of prior year Inmarsat-related costs, COMSAT's third quarter operating income is expected to decline about $5 million.

    The expected reduction in recurring CEG operating income of about $3 million is attributable to costs associated with the consolidation of the company's hotel video businesses, the seasonal trend in COMSAT's Denver sports operation and the addition of the NHL Colorado Avalanche. CRSI is also likely to show a decline in recurring operating income of about $1 million reflecting lower revenue and profit margins. With the exception of COMSAT International Ventures (CIV) for which operating losses are likely to increase by about $1 million in the third quarter, the COMSAT International Communications (CIC) businesses are each expected to remain steady in the third quarter.

                           - more -

COMSAT RELEASE -- page two

    "For some time we have recognized that our strategy of pursuing long-term growth of shareholder value in both communications and entertainment would entail the sacrifice of some earnings in the near term," said COMSAT President and CEO Bruce L. Crockett. "Although our restructuring is strategic in nature, we anticipate that with lower costs and improved competitiveness, we should start to see an improvement in our results in the fourth quarter."

    "As we continue on this strategic course in 1996, we will be investing in both existing and new ventures overseas, starting up the first personal satellite communications business and maximizing asset value and cash flow in our entertainment businesses," Crockett continued. "Our current restructuring is part of this strategy and will position us for a more competitive future."

    Crockett said that every COMSAT business is affected by the restructuring. As previously announced, the international satellite communications businesses of COMSAT World Systems and COMSAT Mobile Communications are being consolidated into a single business unit, COMSAT International Communications, which also includes the international ventures group. "This action positions COMSAT for a future that includes the privatization of INTELSAT and Inmarsat," said Crockett, as well as the evolution of this business toward more specialized satellite services and ultimately a mass market for personal satellite communications."

    CIV is also reorganizing its operation in Belcom, the company's Russian venture, which has not been performing as expected. "The costs of the reorganization as well as losses from new ventures are expected to result in somewhat higher than expected CIV losses this year," said Crockett, "despite the strong results in our Latin American ventures."

    Crockett said that "the contracted backlog in Latin America has reached about $90 million and is increasing rapidly."
Similarly, in the Indian market, COMSAT's start-up venture COMSAT
MAX has achieved more than $3 million in bookings in the first two months of operation.

    CIC will take charges totaling about $10 million in the third quarter and eliminate 81 positions.

    COMSAT Entertainment Group strategically restructured its on-demand video operations by moving all its operations to a single technology platform.

                           - more -

COMSAT RELEASE -- page three

    "This involved the consolidation of all our hotel related businesses into On Command Video," said Crockett. "The operating efficiencies associated with this merger should improve margins in our hotel entertainment business which continues to grow by about 10,000 rooms monthly," said Crockett. As a result of the consolidation, CEG will reduce headcount by eight positions and take third quarter charges of about $12 million. As previously disclosed, Crockett said that COMSAT's plans to unlock the value of its entertainment assets are proceeding on schedule, and an announcement can be expected before the end of the year.

    In the technology segment, "the restructuring should help COMSAT RSI deliver better customer solutions and improve its
margins," said Crockett   The business unit has combined its two
PCS and cellular antenna businesses into a single unit and merged two satellite communications groups, eliminating duplicative administrative and operating costs. CRSI accounts for about $7 million of the third quarter charges.

    "COMSAT Laboratories also downsized its Satellite and Systems
Technologies group in the third quarter as part of the Labs' strategy of converting more pure research into commercial products," said Crockett. "This move resulted in a headcount reduction of 17 and total charges of about $3 million."

    COMSAT Corporation is a global provider of communications and entertainment products and services.

                                   #  #  #



CONTACT:
Joe Tomkowicz              Media Relations          (301) 214-3658
Mike Troiano               Investor Relations       (301) 214-3244

EXHIBIT 20.2

NEWS & INFORMATION

For Release:  September 27, 1995

       COMSAT TO CONTINUE DENVER ARENA DEVELOPMENT WITHOUT THE
                         ANSCHUTZ CORPORATION


   DENVER, CO -- COMSAT Entertainment Group announced today that The Anschutz Corporation has given notice of its decision to terminate its relationship to the Pepsi Center, the proposed state-of-the-art arena project in downtown Denver. At the same time, COMSAT stated that it has notified the City of Denver that COMSAT intends to continue its efforts to build a new arena in downtown Denver. Charlie Lyons, President of COMSAT Entertainment Group said, "We intend to build a new arena in Denver, Colorado. COMSAT has two professional sports teams in Denver and we will work diligently to construct an arena and entertainment complex there for the Denver Nuggets and the Colorado Avalanche to play in beginning not later than their 1998-1999 seasons."

   COMSAT Entertainment Group is a wholly owned subsidiary of COMSAT Corporation (NYSE: CQ).

                                 # # #
Contact: Paul E. Jacobson
         301.214.3731
         paul.e.jacobson@comsat.com
Page 8
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